Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
AmWINS Group, Inc.
Charlotte, North Carolina
     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 9, 2006, relating to the consolidated financial statements of Communitas, Inc. (formerly WEBTPA, Inc.), which is contained in that Prospectus. Our report contains an explanatory paragraph related to a revision in the consolidated financial statements.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Dallas, Texas
January 5, 2007